UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard
Las Vegas,	NV	89118
(Address of principal executive offices)		(Zip Code)

(702) 444-4111
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, Switch, Inc. (the “Company”) implemented a form of performance-vesting restricted stock unit agreement (the “Form PSU Agreement”) under the Company’s 2017 Incentive Award Plan with respect to performance-vesting restricted stock unit awards. The Form PSU Agreement provides for the grant of performance-vesting restricted stock units, which vest at the end of a specified performance period (initially expected to end on the third anniversary of the grant date) but only result in the issuance of shares to the extent specified in the Form PSU Agreement based on the Company’s total stock return relative that of a group of the Company’s peers.

The foregoing description of the Form PSU Agreement is a summary only and is qualified in its entirety by reference to the form agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Performance-Vesting Restricted Stock Unit Agreement under Switch, Inc. 2017 Incentive Award Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 5, 2021	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer